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                                                                    Exhibit 2.15

                     INFORMATION TECHNOLOGY ACCESS AGREEMENT

         THIS INFORMATION TECHNOLOGY ACCESS AGREEMENT (OR IT NETWORK ACCESS AGREEMENT) (THE "AGREEMENT") IS MADE AND ENTERED INTO AS OF JULY 26, 2002, (THE "EFFECTIVE DATE") BY AND AMONG NUEVA GENERACION MANUFACTURAS S.A. DE C.V., A MEXICAN CORPORATION ("NGM"), AND PARALLAX POWER COMPONENTS, LLC, A DELAWARE LIMITED LIABILITY COMPANY (THE "SERVICE PROVIDER").

                                   BACKGROUND

         PURSUANT TO THE TERMS OF THE AMENDED AND RESTATED ASSET PURCHASE AGREEMENT, DATED AS OF APRIL 18, 2002(THE "APA"), SERVICE PROVIDER, AS BUYER, AND AEROVOX INCORPORATED ("AEROVOX"), AS SELLER, SERVICE PROVIDER HAS ACQUIRED CERTAIN INTANGIBLE PROPERTY WHICH IS UTILIZED IN CONNECTION WITH PROVIDING THE SERVICES (AS DEFINED BELOW). SERVICE PROVIDER DESIRES TO PROVIDE THE SERVICES UPON THE TERMS AND PROVISIONS HEREINAFTER SET FORTH:

         NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES CONTAINED HEREIN, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HEREBY AGREE AS
FOLLOWS:

         1. IT NETWORK ACCESS. DURING THE TERM OF THIS AGREEMENT (THE "SERVICE PERIOD"), THE SERVICE PROVIDER HEREBY (A) AGREES TO PROVIDE NGM IN THE ORDINARY COURSE OF NGM'S BUSINESS WITH: (I) INTERNET ACCESS AND CONNECTIVITY, (II) ACCESS AND USE OF THE VIRTUAL PRIVATE NETWORK PURCHASED BY THE SERVICE PROVIDER FROM AEROVOX PURSUANT TO THE APA AND (III) E-MAIL SERVICE; AND (B) AGREES TO PROVIDE NGM WITH ACCESS TO AND USE OF, AND GRANTS NGM A NON-EXCLUSIVE, ROYALTY FREE RIGHT AND LICENSE TO ACCESS AND USE, IN THE ORDINARY COURSE OF NGM'S BUSINESS, THE PRMS DATABASE RELATING TO PRODUCTS PRODUCED AT NGM'S MEXICO CITY, MEXICO PRODUCTION FACILITY AND ALL

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RELATED SOFTWARE AND TOOLS CURRENTLY PROVIDED TO AEROVOX DE MEXICO, S.A. DE C.V.
BY AEROVOX (THE FOREGOING BEING HEREINAFTER COLLECTIVELY REFERRED TO AS THE "SERVICES"), IN EACH CASE IN A SUBSTANTIALLY EQUIVALENT SCOPE TO THAT USED BY SERVICE PROVIDER IN ITS BUSINESS. ALL SERVICES ARE BEING FURNISHED BY SERVICE PROVIDER HEREUNDER ON AN "AS IS, WHERE IS" BASIS, AND WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER, WHETHER EXPRESS OR IMPLIED.

         2. SUPPORT. DURING THE SERVICE PERIOD, THE SERVICE PROVIDER SHALL PROVIDE SUCH COOPERATION AND SUPPORT TO NGM AS MAY BE REASONABLY REQUIRED TO ENABLE NGM TO ACCESS AND USE THE SERVICES.

         3. FEES; PAYMENT. (A) AS CONSIDERATION FOR THE SERVICES TO BE PROVIDED TO NGM HEREUNDER, NGM SHALL PAY SERVICE PROVIDER MONTHLY FEES IN ADVANCE AS FOLLOWS:

         (I) NGM SHALL PAY SERVICE PROVIDER A FEE EQUAL TO US$3,000 PER MONTH FOR THE SERVICES DESCRIBED IN SECTION 1(A) HEREOF; AND

         (II) NGM SHALL PAY SERVICE PROVIDER A FEE EQUAL TO US$1,500 PER MONTH FOR THE SERVICES DESCRIBED IN SECTION 1(B) ABOVE.

         (B) SERVICE PROVIDER SHALL INVOICE NGM MONTHLY IN ADVANCE FOR SERVICES RENDERED HEREUNDER. ALL FEES DUE HEREUNDER SHALL BE PAYABLE IN UNITED STATES DOLLARS WITHIN TEN (10) DAYS AFTER INVOICE. SERVICE PROVIDER SHALL RETAIN ANY FEES PAID BY NGM IN RESPECT OF THE MONTH DURING WHICH ANY TERMINATION HEREOF SHALL OCCUR.

         4. TERM; TERMINATION. (A) THE TERM OF THIS AGREEMENT SHALL COMMENCE ON THE DATE HEREOF AND CONTINUE FOR A PERIOD OF (I) SIX (6) MONTHS HEREAFTER WITH RESPECT TO THE SERVICES DESCRIBED IN SECTION 1(A) ABOVE, AND (II) THREE (3) MONTHS WITH RESPECT TO THE SERVICES

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DESCRIBED IN SECTION 1(B) ABOVE (IN EACH CASE WITHOUT ANY EXTENSION OR RENEWAL
PERIOD), UNLESS SOONER TERMINATED AS HEREINAFTER PROVIDED.

            (B) NGM MAY TERMINATE THIS AGREEMENT AS TO THE SERVICES PROVIDED PURSUANT TO EITHER SECTION 1(A) OR SECTION 1(B) ABOVE OR AS TO ALL SERVICES PROVIDED HEREUNDER AT ANY TIME BY GIVING WRITTEN NOTICE OF TERMINATION TO THE SERVICE PROVIDER NOT LESS THAN FIVE (5) DAYS PRIOR TO THE EFFECTIVE DATE OF TERMINATION OF THE APPLICABLE SERVICES.

            (C) EITHER PARTY MAY TERMINATE THIS AGREEMENT IF THE OTHER PARTY BREACHES THIS AGREEMENT IN ANY MATERIAL RESPECT AND FAILS TO REMEDY SUCH BREACH WITHIN THIRTY (30) DAYS FOLLOWING RECEIPT OF WRITTEN NOTICE FROM THE NON-BREACHING PARTY SPECIFYING IN REASONABLE DETAIL THE NATURE OF THE BREACH. IN ADDITION, SERVICE PROVIDER MAY TERMINATE THIS AGREEMENT IF EITHER NGM OR ENRIQUE SANCHEZ ALDUNATE ("SANCHEZ") BREACHES THE NONCOMPETITION AGREEMENT TO WHICH SERVICE PROVIDER, NGM AND SANCHEZ ARE PARTIES OF EVEN DATE HEREWITH IN ANY MATERIAL RESPECT AND FAILS TO REMEDY SUCH BREACH WITHIN THIRTY (30) DAYS FOLLOWING RECEIPT OF WRITTEN NOTICE FROM THE SERVICE PROVIDER SPECIFYING THE NATURE OF THE ALLEGED BREACH.

         5. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing, and shall be delivered by hand or sent by reputable overnight courier service or electronic facsimile transmission (with a copy sent by first class mail, postage prepaid) or mailed by first class certified or registered mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth on the signature page of this Agreement. Notices provided in accordance with this Section shall be deemed delivered (i) if personally delivered or sent by electronic facsimile transmission, when received, or (ii) if sent by overnight courier service, 24 hours after deposit with such courier service, or (iii) if sent by certified or registered mail, return receipt requested, 48 hours after deposit in the mail. Either party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         6. Assignment. This Agreement may not be assigned by NGM without the

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prior written consent of the Service Provider , provided, however, that NGM may assign this Agreement and its rights and obligations hereunder to a successor of such party by way of merger, consolidation or acquisition of all or substantially all of the assets or business of such assigning party so long as such successor shall agree to be bound by all of the terms and provisions hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            7. Entire Agreement; Amendment. This Agreement constitutes the entire Agreement among the parties with respect to the subject matter hereof and, unless otherwise provided herein, supersedes all prior agreements or understandings written or oral in respect thereof. This Agreement may be amended, modified, superseded, canceled, renewed, or extended, and the terms or covenants hereof may be waived, only by a written instrument signed by all the parties hereto, or in the case of a waiver, by the party waiving compliance.

            8. Waiver of Breach. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect that party's right at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

         9. Headings. The paragraph headings contained herein are for convenience and reference only, and shall be given no effect in the interpretation of any term or condition of this Agreement.

                                   END OF TEXT
                             SIGNATURE PAGE FOLLOWS

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         IN WITNESS WHEREOF the parties have executed this IT Network Access
Agreement as of the day and year first above written.

NGM:                             Nueva Generacion Manufacturas S.A. de C.V.


                                 By: /s/ ENRIQUE SANCHEZ A.
                                     ----------------------

                                 _____________________________


             Address for Notice: _____________________________
                                 _____________________________
                                 _____________________________


SERVICE PROVIDER                 Parallax Power Components, LLC

                                 By: /s/ NATHAN J. MAZUREK

                                 _____________________________


             Address for Notice: _____________________________
                                 _____________________________
                                 _____________________________